QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Tenet Healthcare Corporation:

        We consent to the incorporation by reference in the Form S-4 Registration Statement for $1,000,000,000 of Tenet Healthcare Corporation's 9.875% Senior Notes due 2014 of our report dated March 12, 2004, except as to notes 3 and 15, which are as of September 1, 2004, with respect to the consolidated balance sheets of Tenet Healthcare Corporation and subsidiaries as of May 31, 2002 and December 31, 2002 and 2003, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the fiscal years in the two-year period ended May 31, 2002, the seven-month transition period ended December 31, 2002 and the year ended December 31, 2003, and related consolidated financial statement schedule, included in the Company's report on Form 8-K dated September 2, 2004.

        Our report refers to a change in the Company's accounting for goodwill and intangible assets effective June 1, 2002. Our report also refers to a change in the Company's accounting for stock options effective January 1, 2003 with retroactive restatement for the prior periods.

/s/ KPMG LLP
Los Angeles, California
September 1, 2004

QuickLinks

  Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT